Exhibit 5.1

Writer’s Direct Dial: +44 20 7614 2230
E-Mail: dgottlieb@cgsh.com

June 8, 2017

Credit Suisse Group AG

Paradeplatz 8

CH 8001 Zurich, Switzerland

Credit Suisse AG

Paradeplatz 8

CH 8001 Zurich, Switzerland

Ladies and Gentlemen:

We have acted as special United States counsel to Credit Suisse Group AG, a corporation organized under the laws of Switzerland (the “Group”) and Credit Suisse AG, a corporation organized under the laws of, and duly licensed as a bank in, Switzerland (the “Bank”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, as set forth in the Registration Statement, the prospectus (the “Prospectus”) contained therein and one or more supplements to the Prospectus, of (i) unsecured debt securities of the Group, including senior debt securities of the Group (the “Group Senior Debt Securities”) and subordinated debt securities of the Group (the “Group Subordinated Debt Securities”), (ii) unsecured debt securities of the Bank, including senior debt securities of the Bank (the “Bank Senior Debt Securities”) and subordinated debt securities of the Bank (the “Bank Subordinated Debt Securities”), (iii) warrants of the Group (the “Group Warrants”) and (iv) warrants of the Bank (the “Bank Warrants”) (all of the above referred to herein as the “Offered Securities”), and (v) certain other securities.

The Offered Securities will be offered on an immediate, continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Group Senior Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture (the “Group Senior Indenture”) entered into between the Group and The Bank of New York Mellon, as trustee (together with any predecessor or successor thereto, the “Trustee”). The Group Subordinated Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture (the “Group Subordinated Indenture”) entered into between the Group and the Trustee.

The Bank Senior Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture, dated as of March 29, 2007 and as amended as of the date hereof (the “Bank Senior Indenture”), entered into between the Bank and the Trustee. The Bank Subordinated Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture, dated as of March 29, 2007 and as amended as of the date hereof (the “Bank Subordinated Indenture”), entered into between the Bank and the Trustee.

The Group Warrants are to be issued from time to time under one or more warrant agreements (collectively, the “Group Warrant Agreements”) to be entered into between the Group and one or more institutions, as warrant agents, each to be identified in the applicable Group Warrant Agreement.

The Bank Warrants are to be issued from time to time in accordance with the provisions of a warrant agreement, dated June 18, 2009 (the “Bank Warrant Agreement”), entered into between the Bank and The Bank of New York Mellon, as warrant agent.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)                                 the Registration Statement and the documents incorporated by reference therein;

(b)                                 the Prospectus and the documents incorporated by reference therein;

(c)                                  the form of Group Senior Indenture;

(d)                                 the form of Group Subordinated Indenture;

(e)                                  the form of Group Senior Debt Securities;

(f)                                   the form of Group Subordinated Debt Securities;

(g)                                  an executed copy of the Bank Senior Indenture;

(h)                                 an executed copy of the Bank Subordinated Indenture;

(i)                                     the form of Bank Senior Debt Securities;

(j)                                    the form of Bank Subordinated Debt Securities; and

(h)                                 the Bank Warrant Agreement.

In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.              When the Group Senior Indenture has been duly authorized, executed and delivered by the Group, and when the issuance, execution and delivery by the Group of the Group Senior Debt Securities of a series have been duly authorized by all necessary corporate action of the Group in accordance with the provisions of the Group Senior Indenture, and when such Group Senior Debt Securities have been duly executed and delivered by the Group, authenticated by the Trustee and sold as described in the Registration Statement, the Prospectus and any supplement or supplements to the Prospectus relating to such Group Senior Debt Securities, such Group Senior Debt Securities will constitute valid, binding and enforceable obligations of the Group, entitled to the benefits of the Group Senior Indenture.

2.              When the Group Subordinated Indenture has been duly authorized, executed and delivered by the Group, and when the issuance, execution and delivery by the Group of the Group Subordinated Debt Securities of a series have been duly authorized by all necessary corporate action of the Group in accordance with the provisions of the Group Subordinated Indenture, and when such Group Subordinated Debt Securities have been duly executed and delivered by the Group, authenticated by the Trustee and sold as described in the Registration Statement, the Prospectus and any supplement or supplements to the Prospectus relating to such Group Subordinated Debt Securities, such Group Subordinated Debt Securities will constitute valid, binding and enforceable obligations of the Group, entitled to the benefits of the Group Subordinated Indenture.

3.              When the issuance, execution and delivery by the Bank of the Bank Senior Debt Securities of a series have been duly authorized by all necessary corporate action of the Bank in accordance with the provisions of the Bank Senior Indenture, and when such Bank Senior Debt Securities have been duly executed and delivered by the Bank, authenticated by the Trustee and sold as described in the Registration Statement, the Prospectus and any supplement or supplements to the Prospectus relating to such Bank Senior Debt Securities, such Bank Senior Debt Securities will constitute valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Bank Senior Indenture.

4.              When the issuance, execution and delivery by the Bank of the Bank Subordinated Debt Securities of a series have been duly authorized by all necessary corporate action of the Bank in accordance with the provisions of the Bank Subordinated Indenture, and when such Bank Subordinated Debt Securities have been duly executed and delivered by the Bank, authenticated by the Trustee and sold as described in the Registration Statement, the Prospectus and any supplement or supplements to the Prospectus relating to such Bank Subordinated Debt Securities, such Bank Subordinated Debt Securities will constitute valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Bank Subordinated Indenture.

5.              When a Group Warrant Agreement has been duly authorized, executed and delivered by the Group, and when the issuance, execution and delivery by the Group of any Group Warrants have been duly authorized by all necessary corporate action of the Group in accordance with the provisions of any such Group Warrant Agreement, and when such Group Warrants have been duly executed and delivered by the Group as described in the Registration Statement, the Prospectus and any supplement or supplements to the Prospectus relating to such Group Warrants, such Group Warrants will constitute valid, binding and enforceable obligations of the Group.

6.              When the issuance, execution and delivery by the Bank of any Bank Warrants have been duly authorized by all necessary corporate action of the Bank in accordance with the provisions of the Bank Warrant Agreement, and when such Bank Warrants have been duly executed and delivered by the Group as described in the Registration Statement, the Prospectus and any supplement or supplements to the Prospectus relating to such Bank Warrants, such Bank Warrants will constitute valid, binding and enforceable obligations of the Bank.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Group or the Bank, (a) we have assumed that the Group, the Bank and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Offered Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Group or the Bank regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) we have assumed that any Offered Securities denominated in a currency other than U.S. dollars will comply in all respects with the applicable law of the country in whose currency such Offered Securities are denominated in respect of the use of or payment in such currency, (c) we have assumed that at the time of the issuance, sale and delivery of each Offered Security, the authorization thereof by the Group or the Bank, as applicable, will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, binding effect and enforceability of such Offered Security, (d) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (e) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will or have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of the Group Senior Debt Securities, Group Subordinated Debt Securities, Bank Senior Debt Securities and Bank Subordinated Debt Securities will conform to the forms thereof, and the terms of the Group Senior Indenture, Group Subordinated Indenture, Bank Senior Indenture, Bank Subordinated Indenture, Group Warrant Agreements and Bank Warrant Agreement will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Group or the Bank, as applicable, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Group or the Bank, as applicable, (iv) the Offered Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) the Group or the Bank, as the case may be, will authorize the offering and issuance of the Offered Securities and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable Group Warrant Agreements and will take any other appropriate additional corporate action and (vi) certificates, if required, representing the Offered Securities will be duly executed and delivered and, to the extent required by the applicable Group Senior Indenture, Group Subordinated Indenture, Bank Senior Indenture, Bank Subordinated Indenture, Group Warrant Agreement and Bank Warrant Agreement, duly authenticated and countersigned.

In addition, in rendering the opinions above, we have assumed that with respect to any Offered Security that includes any alternative or additional terms that are not specified in the forms thereof examined by us, such inclusion would not cause such Offered Security not to be valid, binding or enforceable.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Offered Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

We express no opinion as to the enforceability of Section 10.15 of the Group Senior Indenture, Section 11.15 of the Group Subordinated Indenture, Section 10.15 of the Bank Senior Indenture or Section 11.15 of the Bank Subordinated Indenture, relating to currency indemnity.

We express no opinion relating to any subordination provision in any Offered Security to the extent it purports to be governed by Swiss law.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters,” and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ David I. Gottlieb
David I. Gottlieb, a Partner